Exhibit 23.1
                                                       ------------


             Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-34040 and 33-64670) of Consolidated Rail
Corporation and subsidiaries of our report dated January 22, 1996, except for paragraphs five and six of Note 13, which are as of February 21, 1996, included in this Form 10-K.





PRICE WATERHOUSE LLP
Thirty South Seventeenth Street
Philadelphia, PA  19103
March 25, 1996